UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  April 14, 2020

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS
Convertible Notes Offering
On April 14, 2020, Dick’s Sporting Goods, Inc. (“Dick’s,” “we,” “us,” “our,” or the “Company”), issued a press release announcing its intention to offer, subject to market and other conditions, $500 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the related grant to the initial purchasers of the notes of an option to purchase up to an additional $75 million aggregate principal amount of notes in the private placement. In connection with the pricing of the notes, the Company expects to enter into convertible note hedge and warrant transactions with one or more of the initial purchasers or affiliates thereof and/or other financial institutions.
A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of the Company’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

Update Regarding COVID-19
On April 14, 2020 the Company provided a further update related to the current business environment as impacted by COVID-19.
Prior to the impact of COVID-19, the Company was very pleased with its comparative sales performance through March 10, 2020. However, after March 10, 2020, the Company experienced a significant reduction in customer traffic and demand resulting from the continued spread of COVID-19. The Company closed its stores to the public after the close of business on March 18, 2020.

The Company continues to operate its eCommerce business. Since the first day that our stores were closed to the public, our eCommerce sales growth has significantly accelerated and has exceeded our expectations, which have partially offset our lost sales from our store closures. We have also continued to leverage our store network for ship-from-store and Contactless Curbside Pick-Up, allowing us to sell through inventory in stores and provide service to our customers who want to pick up their items.

The Company does not have a firm date on when its stores will reopen to the public, and when, once re-opened, in-store customer traffic will return to levels prior to the outbreak of COVID-19.  As a result, the Company expects its results for fiscal 2020 will be significantly adversely impacted.  The longer the Company’s stores remain closed to the public, the greater impact it will have on the Company’s financial results.  The Company has withdrawn its fiscal 2020 outlook because of the negative impact of COVID-19 on the Company’s financial results and the uncertainty related to its duration.
The Company is also taking several precautionary measures and appropriately adjusting its operational needs due to the impact of COVID-19, including a significant reduction in expenses and planned inventory receipts.  The Company is modifying its capital allocation plan for 2020, including significantly reducing its planned capital expenditures and temporarily suspending its share repurchase and dividend programs. In addition, the Company has had productive discussions with its vendors to reduce purchases and extend terms as well as with its landlords regarding the extension of payment terms.

Furthermore, the Company has drawn $1.429 billion on its $1.855 billion senior secured revolving credit facility, as of April 4, 2020 (not including $16.1 million of outstanding letters of credit), to bolster its cash position and maximize flexibility.  As of the same date, the Company had approximately $973.5 million in cash and cash equivalents which includes the proceeds from the revolver drawdown. Together with the additional borrowing capacity under the credit facility, the Company will be able to continue operations for several months, even with stores remaining closed.
The Company is also temporarily reducing the salaries of its executives, senior leadership, and certain other teammates effective March 29, 2020.  During this period, Ed Stack, Chairman and CEO and Lauren Hobart, President, will forgo their salaries other than to cover benefits, and the Company’s Board of Directors has suspended the payment of its cash retainer.  Furthermore, the Company furloughed a significant number of the workforce at its stores, distribution centers, and corporate headquarters effective April 12, 2020, due to the uncertainty surrounding the length of its store closures.  The Company is continuing to provide benefits to furloughed teammates who are enrolled in benefit programs throughout the furlough.
While the Company’s eCommerce business, including Contactless Curbside Pickup and ship-from-store, are continuing, the Company is unable to accurately predict the impact that the COVID-19 pandemic will have on its operations and financial results going forward due to:
•   uncertainties which will be dictated by the length of time that such disruptions continue;
•  the currently unknown duration of the COVID-19 pandemic;
•  the impact of governmental regulations that have been, and may in the future be, imposed in response to the pandemic, including regulations which could adversely affect our or cause us to cease our eCommerce business if we are required to close our distribution and fulfillment centers or are otherwise unable acquire or deliver merchandise;
•  potential changes in consumer behavior and shopping patterns, including traffic through stores once they reopen;
•      the deterioration in the economic conditions in the United States, which potentially could have an impact on discretionary consumer spending; and
•      the impact of COVID-19 on our and our vendors’ supply chain, including impact on adequate inventory levels and supply chain costs,  and on our third-party delivery service providers.

Except as identified below, there have been no material changes to the Company’s risk factors disclosed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 1, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020.
The novel coronavirus (COVID-19) pandemic has had and is expected to continue to have an adverse effect on our business and results of operations.

In late 2019, COVID-19 was first detected in Wuhan, China.  In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19.  These measures have adversely affected workforces, customers, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.  Although we continue to operate our eCommerce business, including Contactless Curbside Pickup and ship-from-store, we have temporarily closed our physical stores without a firm date on when we will reopen due to COVID-19.  Furthermore, we furloughed a significant number of the workforce at our stores, distribution centers, and corporate headquarters effective April 12, 2020, due to the uncertainty surrounding the length of our store closures.  We must utilize a smaller workforce to execute on the critical activities of our business during this time.  Due to the uncertainty of COVID-19, we will continue to assess the situation, including government imposed restrictions, market by market.
We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties which will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic, which could, among other things, require that we close our distribution and fulfillments centers or otherwise make it difficult or impossible to operate or eCommerce business.  Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19.  Such orders or restrictions, have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations.  In addition, we expect to be impacted by the deterioration in the economic conditions in the United States, which potentially could have an impact on discretionary consumer spending.  However, while it is premature to accurately predict the ultimate impact of these developments, we expect our results for the quarter ending May 2, 2020 and beyond will be adversely impacted in a significant manner.
To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in “Risk Factors” under Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” under Item 7 of our Annual Report on Form 10-K that we filed with the SEC on March 20, 2020, including risks relating to change in consumer demand or shopping patterns, our level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, our ability to comply with the covenants contained in the agreements that govern our indebtedness, availability of adequate capital, our ability to execute our strategic plans, our real estate portfolio, disruptions to our supply chain and third-party delivery service providers, our ability to access to adequate quantities of product and materials, tariffs, and regulatory restrictions.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This Current Report on Form 8-K includes forward-looking statements concerning Dick’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including statements regarding the offering of the notes, the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the bond hedge and warrant transactions.  Forward-looking statements represent Dick’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements and there can be no assurance that future developments affecting Dick’s will be those that it has anticipated.  Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Dick’s common stock and risks relating to Dick’s business, including the anticipated impact to consumer demand and supply chain due to the spread of the coronavirus (COVID-19) and other risks described in periodic reports that Dick’s files from time to time with the SEC.  Dick’s may not consummate the proposed offering described in this Current Report on Form 8-K and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above.

For additional information on these and other factors that could affect Dick’s actual results, see the risk factors set forth in Dick’s filings with the SEC, including the most recent Annual Report filed with the SEC on March 20, 2020.  Dick’s disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.  Forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 14, 2020 by DICK’S Sporting Goods, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2020	DICK’S SPORTING GOODS, INC. By: /s/ Lee J. Belitsky Name: Lee J. Belitsky Title: Executive Vice President - Chief Financial Officer